CARILLON INVESTMENT TRUST
                        AMENDMENT
                      TO AGREEMENTS
                          WITH
               FIRST WISCONSIN TRUST COMPANY
            (NOW KNOWN AS FIRSTAR TRUST COMPANY)

RECITALS:

    1. Carillon Investment Trust previously entered into the following agreements ("Agreements") with First Wisconsin Trust
Company: Custodian Agreement, dated January 2, 1990; Portfolio Accounting Agreement, dated January 2, 1990; and Transfer Agency Agreement, dated January 2, 1990.

    2. The Agreements are still in full force and effect.
However, on or about September 14, 1992, First Wisconsin Trust
Company changed its corporate name to Firstar Trust Company.

    3. The staff of the Midwest Regional Office of the United States Securities and Exchange Commission has requested that the aforementioned Agreements be revised to reflect that First Wisconsin Trust Company changed its corporate name to Firstar Trust Company.

    NOW, THEREFORE, the aforementioned Agreements are hereby amended as follows:

   1. All references in the Agreements to First Wisconsin Trust
Company are changed to Firstar Trust Company.

   2. In all other respects, the Agreements shall remain unchanged.

      IN WITNESS WHEREOF, Carillon Investment Trust and Firstar
Trust Company have executed this agreement as of March 8, 1996.

 Carillon Investment Trust         Firstar Trust Company

By: /s/  John F. Labmeier          By:  /s/ Michael R. McVoy

   John F. Labmeier                    Michael R. McVoy
   Name                                Name
   VP & Secretary                      Vice President
   Title                               Title

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                   CUSTODIAN AGREEMENT

   This CUSTODIAN AGREEMENT made as of this 2nd day of January, 1990 by and between CARILLON INVESTMENT TRUST (the "Fund"), having its principal place of business at 1876 Waycross Road, Cincinnati, Ohio 45240, and FIRST WISCONSIN TRUST COMPANY (the "Custodian"), having its principal place of business at 615 East Michigan Street, Third Floor, Milwaukee, Wisconsin 53202.

                         WITNESSETH:

   That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

   1. Employment of Custodian and Property to be Held by It. The Fund hereby employs the Custodian as the custodian of its assets subject to the provisions hereof. Subject to the provisions hereof the Fund agrees to deliver to the Custodian all non-cash property, including securities, and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of Capital Stock ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

   The Custodian may from time to time employ one or more foreign sub-custodians if and to the extent permitted by rules and regulations under the Investment Company Act of 1940 (the "Investment Company Act"), as the same may be amended from time to time, BUT ONLY if such appointment shall have been authorized by the Directors/Trustees of the Fund, and provided that, except as may otherwise be required with respect to foreign sub-custodians the Custodian shall have no more or less responsibility to the Fund on account of any actions or omissions of any foreign sub-custodian so employed than any such sub-custodian has to the Custodian.

   2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian.

   2.1 Holding Securities. The Custodian shall hold and physically segregate, for the account of the Fund all non-cash property, including all securities owned by the Fund, other than securities maintained pursuant to Section 2.12 in a clearing agency that acts as a securities depository or in a book-entry system authorized by the U. S. Department of the Treasury, collectively referred to herein as "Securities System." The Custodian shall maintain records of all receipts, deliveries and locations of such property, together with a current itemized list of all such property. The Custodian shall provide the Fund annually with a copy of an external auditor's report, the scope of which includes internal accounting controls and procedures for safeguarding securities.

   2.2 Delivery of Securities. The Custodian shall not release and deliver securities (or interim receipts or temporary securities) owned by the Fund held by the Custodian or in a Securities System account (as defined in Section 2.12) of the Custodian except upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and except in the following cases:

   (a) Upon sale of such securities for the account of the Fund BUT ONLY against receipt by the Custodian of payment thereof. All such payments shall be made in cash, by a certified check upon (or a treasurer's or cashier's check of) a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's Custodian account or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom.

   (b) Upon the receipt of payment by the Custodian in the form specified in the second sentence of the subsection (a) of the Section
2.2 in connection with any repurchase agreement related to such securities entered into by the Fund.

   (c) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof.

   (d) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund.

   (e) To the issuer thereof or its agent when such securities mature or are called, redeemed, retired or otherwise become payable; PROVIDED that, in any such case, the cash or other consideration is to be delivered to the Custodian in the same form as specified in subsection
(a) above.

   (f) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian.

   (9) To the broker selling the same for examination in accordance with the "street delivery" custom.

   (h) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, split-up of shares, change of par value or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; PROVIDED that, in any such case, the new securities (and cash, if any) are to be delivered to the Custodian.

   (i) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definite securities, PROVIDED that, in any such case, the new securities (and cash, if any) are to be delivered to the Custodian.
   (j) For delivery in connection with any loans of securities made by the Fund, BUT ONLY against receipt of collateral as directed from time to time by the Custodian and the Fund, in such form and under such terms as shall be approved by the Fund's Board of Directors/Trustees and the Custodian.

   (k) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund (which may be the Custodian) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's then current prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption.

   (l) For any other proper corporate purpose in addition to those specified in subsections (a) through (k) of this Section 2.2, BUT ONLY upon receipt of a resolution of the Board of Directors/Trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

   2.3 Exemption from Liens. The securities held by the Custodian for the Fund shall be subject to no lien or charge of any kind in favor of the Custodian or any person claiming through the Custodian, but nothing herein shall be deemed to deprive the Custodian of its right to invoke any and all remedies available at law or equity to collect amounts due it under this Agreement.

   2.4 Registration of Securities. Except as otherwise directed by the Fund, securities held by the Custodian (other than bearer securities) shall be registered by the Custodian in the name of the Fund or in the name of any nominee of the Fund or any nominee of the Custodian or in the name or nominee name of any agent appointed pursuant to Section
2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street" or other good delivery form.

   2.5 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in an impress account established and used in accordance with Rule 17f-3 under the Investment Company Act. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act and that each such bank or trust company and such funds shall be approved by a vote of a majority of the Board of Directors/Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. The Custodian shall furnish the Fund upon request, not later than 30 calendar days after the last business day of each month, a reconciliation as of such last business day in all accounts described in this paragraph to the balance shown on the daily cash report for that day rendered to the Fund.

   2.6 Payments for Shares. The Custodian shall make arrangements with the Transfer Agent of the Fund, which may also be the Custodian, and with the Fund or distributor of the Fund's shares, as the case may be, as will enable the Custodian to insure that it receives the cash consideration due to the Fund for Shares of the Fund issued or sold and shall deposit such consideration into the Fund's account.

   2.7 Investment Of Immediately Available Funds; Obligations of the
Custodian.    The Custodian shall, upon the receipt of Proper
Instructions, invest in such instruments as may be directed by the Fund the amount of immediately available funds specified in such Proper Instructions on the same day as such funds are received after a time agreed upon between the Custodian and the Fund.

   2.8 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian, sub-custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they come due and shall collect interest when due on securities held hereunder, and endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments on the same day as received. In any case in which the Custodian does not receive any such due and unpaid income within a reasonable time after it has made proper demand for the same (which shall be presumed to consist of one demand letter and one telephonic demand), it shall promptly, and in any event within five business days of the date on which such income became due and payable, or within ten business days in the event the Custodian has advanced such income, so notify the Fund in writing, including a copy of such demand letter, any written responses thereto, and memoranda of oral responses thereto and to telephonic demands, and await proper instruction. The Custodian shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. The Custodian shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

    2.9 Payment of Fund Moneys. Upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and insofar as cash is available for the purpose, the Custodian shall pay out moneys of the Fund in the following cases only:

      (a) Upon purchase of securities for the account of the Fund but only (i) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad qualified under the Investment Company Act to act as a custodian and designated by the Custodian as its agent for this purpose pursuant to Section 2.11) registered as provided in Section 2.4 or in proper form for transfer and accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer of such securities due the purchaser thereof; (ii) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; or (iii) in the case of repurchase agreements, if any, entered into between the Fund and the Custodian, or another bank, against delivery of the securities either in certificate form or through an entry crediting the Custodian's account for its customers at the Federal Reserve Bank with such securities.


   (b) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof.

   (c) For the redemption or repurchase of shares issued by the Fund as set forth in Section 2.10 hereof.

   (d) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management fees, Trustees' fees, accounting, transfer agent, custodian and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses.

   (e) For the payment of any dividends or other distributions declared pursuant to the governing documents of the Fund to the shareholders of the Fund.

   (f) For any other proper purpose, BUT ONLY upon receipt of a resolution of the Board of Directors/Trustees of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

   2.10 Payments for Repurchase or Redemptions of Shares of the Fund. From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares of the Fund. The Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the shareholders whose Shares are being redeemed or repurchased.

   2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company that is itself qualified under the Investment Company Act to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder and shall only make such appointment with the consent of the Fund, which consent will not be unreasonably withheld. Notwithstanding anything contained herein, if the Fund requires the Custodian to engage specific sub-custodians for the safekeeping and/or clearing of assets, the Fund agrees to indemnify and hold harmless the Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such sub-custodian in regard to the Fund's assets, except as may arise from the Custodian's own negligent action, negligent failure to act or willful misconduct.

   2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, that acts as a securities depository, or in the book-entry system authorized by the U. S. Department of the Treasury and certain federal agencies (collectively referred to herein as "Securities System"), in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including, in particular but without limitation, Rule 17f-4 under the Investment Company Act and subject to the following provisions to the extent they are consistent with such rules and regulations:

   (a) The Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System that shall not include any assets of the Custodian other than assets held as Fiduciary, custodian or otherwise for customers.

   (b) The records of the Custodian with respect to securities of the Fund that are maintained in a Securities System shall identify by book-entry or otherwise those securities belonging to the Fund. The records of the Custodian (and of any sub-custodian appointed pursuant to Article 1 hereof or of any agent appointed pursuant to Section 2.11 hereof) shall at all times during the regular business hours of the Custodian (or such agent or sub-custodian) be available for inspection by duly authorized officers, employees or agents of the Fund (and such other persons as the Fund may designate from time to time) and employees and agents of the Securities and Exchange Commission.

   (c) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (x) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (y) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund. At the option of the Fund, such confirmation or notice may be in the form of hard copy or electronic transmission. When securities are transferred to the Fund's account, the Custodian shall, by book-entry or otherwise, identify as belonging to the Fund's account, a quantity of securities in a fungible bulk of securities registered in the name of the Custodian or the Fund's nominee or shown on the Custodian's account on the books of the appropriate Federal Reserve Bank.

   (d) The Custodian shall periodically obtain and send to the Fund promptly reports on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

   (e) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, bad faith or willful misconduct of the Custodian or any of its agents (which for the purposes hereof shall be deemed to include the Securities System) or of any of its or their employees, or reckless disregard of its or their duties; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

   2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

      2.14 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

    2.15 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit to the Fund promptly, and in any event, within five business days, all information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit to the Fund promptly, and in any event, within five business days, all information received by the Custodian from issuers of the securities whose tender or exchange offers is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian by the later of three business days prior to the date on which the Custodian is to take such action or one business day after receipt from the Custodian of the information transmitted pursuant to this paragraph.

   2.16 Proper Instructions.

    (a) Proper Instructions as used throughout this Article 2 means a writing signed by an officer of the Fund or by a person the Board of Directors/Trustees of the Fund shall have from time to time authorized to give the class of instructions in question, or oral instructions given in accordance with subparagraph (d). Different persons may give instructions for different purposes. Such instructions may be general or specific in terms.

    (b) Notwithstanding any of the foregoing provision of this Section 2.16, no authorization, instruction or delegation of authority shall be deemed to authorize to permit any director/trustee, officer, employee or agent of the Fund to withdraw any of the securities or other investments of the Fund upon the mere receipt of a request from such director/trustee, officer, employee or agent, and such withdrawals may be made only upon the receipt of a request from an officer or officers in the manner authorized by resolution of the Fund's Board of Directors/Trustees.

   (c) Any instruction to be a "Proper Instruction" shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested.

   (d) Oral instructions will be considered Proper Instructions if given in accordance with a procedure mutually agreed upon by the parties, and if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing.

  (e) Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors/Trustees Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

   2.17 Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

   (a) surrender securities in temporary form for securities in definitive form;

   (b) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

   (c) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed from time to time by Proper Instructions from the Fund.

   2.18 Evidence of Authority. Subject to Section 2.16 hereof, the Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a resolution of the Board of Directors/Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Directors/Trustees as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

   2.19 Segregated Accounts. At the request of the Fund, the Custodian shall maintain any segregated account or accounts of cash or liquid assets required to be maintained by the Fund to meet its obligations under such firm commitments or repurchase agreements, if any, as the Fund may enter into from time to time.

   3. Reports and Statements. The Custodian shall render to the Fund a daily report, including beginning and ending balances, of all monies received or paid on behalf of the Fund. Such report may be in the form of an electronic transmission. The Custodian shall also furnish the Fund, at such times and in the form of electronic transmission or hard copy as mutually agreed upon by the parties hereto, a statement summarizing all transactions and entries for the account of the Fund, a list of the portfolio securities showing the aggregate holding of each issue, and as of the end of the Fund's fiscal year and when requested, a list of all security transactions that remain unsettled as of such time. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian. The Custodian shall render to the Fund such other reports and statements of portfolio charges and transactions as may be agreed upon from time to time.

4. Records.

4.1 Required by Investment Company Act or Other Laws. Custodian shall create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under applicable federal and state laws, rules and regulations, with particular attention but not limited to the information required by Section 31 of the Investment Company Act and Rules 31a-1 and 31a-2 thereunder as the same may be amended from time to time. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund (and such other persons as the Fund may designate from time to time) and employees and agents of the Securities and Exchange Commission. The Custodian shall forthwith upon the Fund's demand, turn over to the Fund records and documents created and maintained by the Custodian pursuant to this Agreement, no longer needed by the Custodian to perform its services or for its protection. The Custodian may retain copies thereof.

   4.2 Access to Other Records. Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as to the conduct of such persons as may be reasonably imposed by the Custodian after prior consultation with an officer of the Fund, the books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the officers and directors/trustees of, attorneys for, and auditors employed by, the Fund and employees and agents of the Securities and Exchange Commission.

   5. References to the Custodian. Neither party to this Agreement shall circulate any printed matter containing any reference to the other party without the prior approval of the other party. Each party shall submit printed matter requiring approval of the other party in draft form, allowing sufficient time for review by other party and its counsel prior to any deadline for printing. Authority is hereby granted for naming of Custodian, in its capacity as such, in any regulatory statement or other document the Fund is required by law or regulation to file with any governmental authority.

   6. Confidentiality. The Custodian agrees to treat all records and other information relative to the Fund and its shareholders as confidential except it may disclose such information after prior notification to and approval in writing by the Fund. Nothing in this
Section 6 shall prevent the Custodian from divulging information to bank or securities regulatory authorities or where the Custodian may be exposed to civil or criminal contempt proceeding for failure to comply.

   7. Reports to Fund of Internal Audit Reviews. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with copies of the latest reports by the Custodian's internal audit department accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited or maintained in a Securities System relating to the services provided by the Custodian under this Agreement; such reports, which shall be based on examination of sufficient scope and in sufficient detail as may reasonably be required by the Fund, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

   If the procedures and scope of the internal audit are further reviewed by the Custodian's external or independent auditors, such reports shall also be made available to the Fund.

   8. Fees and Charges. The Fund agrees to pay the Custodian in accordance with the charges heretofore agreed upon and attached hereto as Schedule A or in accordance with any amended or modified charges which may in the future be substituted therefor by mutual agreement. The Custodian shall be reimbursed by the Fund for reasonable counsel fees incurred by the Custodian in connection with the performance of its duties under this Agreement, to the extent that use of such counsel has been approved in advance unless such fees are incurred on a matter involving the Custodian's negligence, bad faith or willful misconduct or reckless disregard of its duties.

   9. Insurance. The Custodian shall provide the customary and normal fidelity insurance and excess securities insurance available to Custodians for investment companies. If the Custodian obtains insurance coverage at the Fund's request in excess of the customary and normal insurance the Custodian would otherwise carry as the Custodian for the Fund, the Fund agrees to reimburse the Custodian for the reasonable costs incurred to obtain such coverage. The Custodian shall notify the Fund promptly in writing of any claim relating to the Fund.

10. Responsibility of Custodian.

   10.1 Indemnification. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, subject to Section 2.16. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice provided that such action is not in violation of the Fund's prospectus or applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may take cognizance of the provisions of the Articles of Incorporation and By-Laws of the Fund as from time to time amended; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that Proper Instructions received by it are not in conflict with or in any way contrary to any provision of the Articles of Incorporation and By-Laws of the Fund as amended, or resolutions or proceedings of the Board of Directors/Trustees of the Fund.

   The Custodian may advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Custodian, or for any other reason) this Agreement deems any such or related indebtedness a loan made by the Custodian to the Fund payable on demand and bearing interest at the current rate charged by the Custodian for such loans unless the Fund shall provide the Custodian with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest, limited, however, to the amount of any overdraft or indebtedness, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Custodian's possession or control, provided, however, in the event the Fund has more than one series, such lien and security interest shall attach only to the assets of the series to which funds were advanced. The Fund authorizes the Custodian at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Custodian's books.


   10.2 Defense of Actions, etc. In order that the indemnification provision contained in this Article 10 shall apply in any case in which the Fund may be asked to indemnify or save the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation presenting or appearing likely to present the probability of such a claim for indemnification, and in the event that the Fund so elects it will so notify the Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall incur no further legal or other expenses for which it shall seek indemnification under this Article 10. The Custodian shall in no case confess any -claim or make any compromise in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent.

   10.3 Indemnification of the Fund The Custodian shall indemnify and hold the Fund harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by the Fund, as a result of any claim, demand, action or suits arising out of the Custodian's failure to comply with the terms of this Agreement, or which arise out of the Custodian's negligence, bad faith or willful misconduct, or reckless disregard of its duties, provided that this indemnification shall not apply to actions or omissions of the Fund in case of its own negligence, bad faith or willful misconduct or that of its employees or agents. In order that indemnification under this Section 10.3 shall be available in any case in which the Custodian may be asked to indemnify or save the Fund harmless the Fund shall fully and promptly advise the Custodian of all pertinent facts concerning the situation and the Fund shall use all reasonable care to notify the Custodian concerning any situation presenting or appearing likely to present the probability of such a claim for indemnification against the Custodian. The Custodian shall have the option to defend the Fund against any claim that may be the subject of this indemnification, and if the Custodian so elects it will so notify the Fund, and thereupon the Custodian shall take over complete defense of the claim, and the Fund shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this Section. The Fund shall in no case confess any claim or make any compromise in any case in which the Custodian will be asked to indemnify the Fund except with the Custodian's prior written consent.

   10.4 Further Indemnities. If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form reasonably satisfactory to it.

11. Amendment and Termination.

   (a) Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally. Only an instrument in writing making specific reference to this Agreement and signed by the party against which enforcement of the change, waiver, discharge or termination is sought shall be effective to amend or modify this Agreement.

   (b) This Agreement may be terminated on 60 days' written notice. Upon the termination hereof, the Fund shall pay the Custodian such compensation as may be due to the Custodian as of the date of such termination, and shall likewise reimburse the Custodian for any costs, expenses and disbursements reasonably incurred by the Custodian up to such date. In the event that in connection with termination, a successor, which may include the Fund or any affiliated person of the Fund, to any of the Custodian's duties or responsibilities hereunder is designated by the Fund by written notice to the Custodian, the Custodian shall, promptly upon such termination and at the expense of the Fund, transfer to such successor the assets of the Fund held by the Custodian, and all relevant books, records and other data established or maintained by the Custodian under this Agreement.

   (c) In connection with the operation of this Agreement, the Custodian and the Fund may agree from time to time on provisions interpretive of or in addition to the provisions of this Agreement. Any such interpretive or additional provision shall be in writing signed by both parties and shall be annexed hereto.

   12. Successor Custodian. If a successor custodian shall be appointed by the Board of Directors/Trustees of the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and all funds or other properties of the Fund deposited with it or held by it hereunder.

   If no such successor custodian shall be appointed the Custodian shall, in like manner, upon receipt of the certified copy of a resolution of the shareholders, deliver at the office of the Fund such securities, funds and other properties in accordance with such resolution.

   In the event that no written order designating a successor custodian or certified copy of a resolution of the shareholders shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company which is a "bank" as defined in the Investment Company Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $10,000,000.00 all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

   In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owning to failure of the Fund to procure the certified copy of the resolution referred to or of the Directors/Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

   13. Notices. All notices or other communications hereunder shall be in writing and shall be deemed sufficient if mailed to either party hereto at the addresses set forth in this Agreement, or at such other addresses as the parties hereto may designate by notice to each other.

   14. Governing Law; Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of Wisconsin. The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.


This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors. Neither party to this Agreement shall assign its obligations under this Agreement without the express written consent of the other party.

   The Declaration of Trust dated December 8, 1986 establishing Carillon Investment Trust, a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that Carillon Investment Trust refers to Trustees under the Declaration as Trustees, but not personally, and the obligations of the Fund do not constitute personal obligations of the Trustees, officers or shareholders. You should look solely to the assets of the Fund for satisfaction of any liability of the Fund in respect thereof and may not seek recourse against such Trustees, officers, shareholders or any of them or any of their personal assets for such satisfaction.

   IN WITNESS WHEREOF the parties have caused this Agreement to be signed by their respective officers hereunto duly authorized.

CARILLON INVESTMENT TRUST

By:  /s/ John F. Labmeier

Title: Vice President and Assistant Secretary

FIRST WISCONSIN TRUST COMPANY
By:  /s/ James D. Hintz
Title:  VICE PRESIDENT


Attest:  /s/ Andrea Lydolph
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                        Schedule A
              FIRST WISCONSIN TRUST COMPANY
                   MUTUAL FUND SERVICES
                   MUTUAL FUND CUSTODIAL
                 AGENT SERVICE ANNUAL FEE

Annual Fee Per Portfolio based on market value of assets:

$ .75 per $1,000 on the first $5,000,000
$ .50 per $1,000 on the next $5,000,000
$ .20 per $1,000 on the next $40,000,000
$ .18 per $1,000 on the next $250,000,000
$ .15 per $1,000 on the next $400,000,000
$ .10 per $1,000 on the balance

Minimum Annual Fee $3,000

Investment Transactions: Purchase, sale, exchange, tender, redemption (maturity), receipt and delivery.

$17.00 per Book Entry Securities (Depository or Federal Reserve
       System)
$10.00 per commercial paper and U.S. Treasury bill maturity
$25.00 per Definitive Securities (Physical)
$75.00 per Euroclear
$ 8.00 per Principal reduction on pass-through certificates
$35.00 per Option/Futures Contract
$12.00 per variation margin transaction

Variable Amount Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to Your account.

Extraordinary expenses based on time and complexity involved.

Out-of-Pocket Expenses: Charged to the account.

Fees are billed quarterly based on the value at the beginning of the quarter.